March 31, 2015

CONSENT OF PINNACLE ENERGY SERVICES, L.L.C.

We consent to the references to our firm in the form and context in which they appear in the Form 10-K Annual Report of Osage Exploration and Development, Inc. (the “Annual Report”). We hereby further consent to the inclusion in the Annual Report of estimates of oil and gas reserves contained in our report entitled:

Osage Exploration & Development, Inc.

Reserves and Economic Evaluation Year End 2014

Effective: January 1, 2015

SEC Pricing

and to the inclusion of our report dated March 9, 2015 as an exhibit to the Annual Report.

PINNACLE ENERGY SERVICES, LLC.

/s/ Richard J. Morrow. P.E.
Richard J. Morrow, P.E.
Oklahoma City, Oklahoma
March 31, 2015

Very truly yours,

/s/ J.P. Dick, P.E.
J.P. Dick, P.E.

PINNACLE ENERGY SERVICES, LLC
TBPE Firm License No. F6204